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                                                                     EXHIBIT 1.1

                       ANCHOR GLASS CONTAINER CORPORATION

                                  $ 300,000,000
                        11% SENIOR SECURED NOTES DUE 2013

                               PURCHASE AGREEMENT

                                                                January 31, 2003

DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
c/o Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

          Anchor Glass Container Corporation, a Delaware corporation (the "Company", which definition includes, where applicable, both the "Predecessor Company" and the "Reorganized Company" referred to in the Final Memorandum (as defined below)), hereby confirms its agreement with Deutsche Bank Securities Inc., Banc of America Securities LLC, and Credit Suisse First Boston LLC (together, the "Representatives"), acting on behalf of the initial purchasers (the "Initial Purchasers"), as set forth below. To the extent there are no additional parties listed on SCHEDULE 1 other than Deutsche Bank Securities Inc., Banc of America Securities LLC, and Credit Suisse First Boston LLC, the term "Representatives" as used herein shall mean those institutions as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or as the context requires.

     1. THE SECURITIES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $300,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2013, Series A (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of February 7, 2003 by and between the Company and The Bank of New York, as Trustee (the "Trustee").

          The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated January 17, 2003 (the "Preliminary Memorandum") and a final offering memorandum dated January 31, 2003 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Notes and the collateral securing the Notes, the terms of the offering of the Notes, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein,

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          The Notes will be secured by liens on certain real property of the
Company set forth on Schedule 2 (each, a "Mortgaged Property" and together, the "Mortgaged Properties") and certain other assets of the Company as described in the Final Memorandum (the "Pledged Collateral"), and documented by the mortgages (the "Mortgages") evidencing the Liens on the Mortgaged Properties and by the other documents set forth on SCHEDULE 3 evidencing the Liens on the Pledged Collateral (together with the Mortgages, the "Collateral Documents").

          The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

     2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Initial Purchasers that:

          (a) PRELIMINARY MEMORANDUM; FINAL MEMORANDUM. Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by the Initial Purchasers through the Representatives expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto. The Preliminary Memorandum, the Final Memorandum and any amendment or supplement thereto complied or will comply as to form in all material respects with the provisions of the Act that would apply if the offering of the Notes were registered under the Act on Form S-1.

          (b) CAPITALIZATION. As of the Closing Date the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and other than those to be extinguished on the Closing Date) or voting. Except as Set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company outstanding. Except as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

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          (c)  SUBSIDIARIES; OWNERSHIP OF EQUITY INTERESTS. The Company has no
subsidiaries. SCHEDULE 4 is a complete and correct list of all partnerships, direct or indirect, of the Company and all other entities in which the Company owns an equity interest.

          (d) DUE INCORPORATION; QUALIFICATION. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business condition (financial or otherwise), prospects or results of operations of the Company, taken as a whole (any such event, a "Material Adverse Effect").

          (e) ENFORCEABILITY OF NOTES. The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (f) ENFORCEABILITY OF INDENTURE. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (g) ENFORCEABILITY OF REGISTRATION RIGHTS AGREEMENT. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with

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its terms, except that (A) the enforcement thereof may be subject to (i)
bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) ENFORCEABILITY OF COLLATERAL DOCUMENTS. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each Collateral Document. Each Collateral Document has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the other party or parties thereto), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (i) EXECUTION AND DELIVERY OF PURCHASE AGREEMENT. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

          (j) CONSENTS; APPROVALS. Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 8 hereof and compliance by the Initial Purchasers with the covenants set forth in
Section 8 hereof and (ii) the consummation of the transactions contemplated under the heading "Use of Proceeds" in the Final Memorandum and the termination of certain intercreditor agreements in connection therewith, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby (including without limitation the execution, delivery and performance of the Collateral Documents), except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers. The Company is not (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) assuming the consummation of the transactions contemplated under the heading "Use of Proceeds" in the Final Memorandum and the termination of certain intercreditor agreements therewith, in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit,

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certificate, contract or other agreement or instrument to which it is a party or to which its properties or assets is subject (collectively, the "Contracts"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) NO CONFLICTS. Assuming the consummation of the transactions contemplated under the heading "Use of Proceeds" in the Final Memorandum and the termination of certain inter-creditor agreements in connection therewith, the execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Rights Agreement and the Collateral Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in
Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its respective properties or assets, except for any such conflict, breach, violation or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l) HISTORICAL FINANCIAL STATEMENTS; INDEPENDENT ACCOUNTANTS. The audited financial statements of the Company included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise stated therein. The unaudited financial statements of the Company included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in a manner consistent with the audited financial statements and otherwise in accordance with GAAP applied on a consistent basis, including (for periods after August 31, 2002) the requirements of "fresh start" accounting, except in each case as otherwise stated therein. The summary and selected financial data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited historical financial statements included therein, except as otherwise stated therein. PricewaterhouseCoopers LLC (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (m) PRO FORMA FINANCIAL STATEMENTS. The pro forma financial statements and pro forma as adjusted financial statements (including in each case the notes thereto) and the other pro forma and pro forma as adjusted financial information included in the Final Memorandum (other than the line items pertaining to Adjusted EBITDA and net cash provided by operating activities, investing activities and financing activities) (i) comply a to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities

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Exchange Act of 1934, as amended (the "Exchange Act") and (ii) have been prepared in accordance with the Commissions rules and guidelines with respect to pro forma financial statements. The pro forma financial statements and pro forma as adjusted financial statements (including in each case the notes thereto) and the other pro forma and pro forma as adjusted financial information included in the Final Memorandum have been properly prepared on the bases described therein. The assumptions used in the preparation of the pro forma and pro forma as adjusted financial data and other pro forma and pro forma as adjusted financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (n) LITIGATION; PROCEEDINGS. Except as set forth in the Final Memorandum, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company is a party, or to which the property or assets of the Company are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the performance of this Agreement, the Indenture, the Registration Rights Agreement or any Collateral Document or the consummation of the other transactions described hereby or thereby.

          (o) PERMITS. The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect; the Company has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such event or such nonfulfillment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except, in each case, (i) as described in the Final Memorandum or (ii) where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (p) SUBSEQUENT EVENTS. Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral), which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise), prospects or results of operations of the Company, taken as a whole, other than liabilities, obligations, transactions or contracts entered into in the ordinary course of business, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or

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otherwise made any dividend or distribution of any kind on its capital stock and
(iii) there has not been any change in the capital stock or long-term indebtedness of the Company.

          (q) TAX RETURNS. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns that are required to be filed, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it (except as contested in good faith). Other than tax deficiencies that the Company is contesting in good faith and for which the Company has provided adequate reserves, there is no tax deficiency that has been asserted against the Company that would have, individually or in the aggregate, a Material Adverse Effect.

          (r) STATISTICAL, MARKET-RELATED AND INDUSTRY-RELATED DATA. The statistical, market-related and industry-related data included in the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

          (s) REGULATION T, U AND X. Neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (t) OWNERSHIP OF ASSETS. The Company has good and marketable title in fee simple to all of the real property described as being owned by it in the Final Memorandum and has valid rights to lease, license or use all other real property described as being used by it in the Final Memorandum (including, without limitation, all real property to be mortgaged pursuant to the Collateral Documents), and good title to all personal property described in the Final Memorandum as being owned by it and valid leasehold interest in all personal property described in the Final Memorandum as being leased by it (including, without limitation, all property in which a security interest is to be granted pursuant to the Collateral Documents), in each case, assuming the consummation of the Covenant Defeasance (as defined in the indenture, dated as of April 17, 1997, as amended and supplemented, between the Company and the Bank of New York) (the "Covenant Defeasance") free and clear of all liens, charges, encumbrances or restrictions ("Liens"), except, in each case, as would be permitted by the Indenture, the Collateral Documents or as otherwise described in the Final Memorandum. All leases, contracts and agreements relating to the Company's real and personal property, including those referred to in the Final Memorandum, to which the Company is a party or by which the Company is bound are valid and enforceable against the Company, and are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

          (u) SECURITY INTERESTS. Assuming consummation of the Covenant Defeasance, the Collateral Documents that constitute mortgages or deeds of trust on real property, once executed and delivered in connection with the sale of the Notes and when properly recorded and indexed with the proper governmental authorities (together with payment of the appropriate filing or recording fees and any applicable taxes) and the fixture filings when delivered and filed as required by law to perfect a security interest with respect to fixtures in the real property subject to each such mortgage or deed of trust, will create, in favor of the Collateral Trustee (as defined in the Collateral Documents) for the benefit of the Secured Parties (as defined in the

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Collateral Documents), including the Trustee on behalf of the holders of the
Notes, (i) valid and enforceable mortgage liens on such real property and (ii) assuming consummation of the Covenant Defeasance, perfected security interests in such fixtures or other personal property superior to and prior to the Liens of all third persons other than the holders of Prior Liens (as defined in the applicable Mortgage) and subject only to the Permitted Liens (as defined in the Mortgage). Assuming consummation of the Covenant Defeasance, the Collateral Documents, once executed and delivered in connection with the sale of the Notes, will create valid and enforceable security interests in the personal property pursuant to which a security interest is to be granted under the Collateral Documents and upon the filing of appropriate Uniform Commercial Code financing statements and the taking of the other actions described in the Collateral Documents, the security interests its personal property will be perfected insofar as they may be perfected by filing under the Uniform Commercial Code superior to and prior to the Liens of all third persons other than the holders of Permitted Liens (as defined in the Security Agreement) and subject only to the Permitted Liens (as defined in the Security Agreement).

          (v) LEGAL PROCEEDING. There are no legal or governmental proceedings involving or affecting the Company or any of its properties or assets or, to the knowledge of the Company after due inquiry, threatened, that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (w) ENVIRONMENTAL MATTERS. Except as set forth in the Final Memorandum and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Company is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (ii) the Company has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company, under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (v) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (vi) no property or facility of the Company is listed or proposed for listing on the National Priorities List under CERCLA or listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous

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materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (x) EMPLOYEE MATTERS. No strike, labor dispute, slowdown or work stoppage with the employees of the Company exists or is pending or, to the knowledge of the Company after due inquiry, threatened.

          (y) INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged as the business is currently constituted; all policies of insurance and fidelity or surety bonds insuring the Company and its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to obtain insurance coverage as may be necessary to continue its business at a cost that would not have a Material Adverse effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (z) EMPLOYEE BENEFIT PLANS. Except as set forth in the Final Memorandum, the Company has no liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that the Company maintains or to which the Company makes (or within the preceding six years has made) a contribution or in which any employee of the Company is or has ever been a participant. The Company is in compliance with all provisions of ERISA applicable to such plans.

          (aa) ACCOUNTING CONTROLS. The Company makes and keeps accurate books and records and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in accordance with GAAP and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the reported accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences

          (bb) INVESTMENT COMPANY ACT. The Company is not and, upon the offer, issuance and sale of the Notes and application of the proceeds therefrom, as described in the Final Memorandum under the heading "Use of Proceeds", will not be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

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          (cc) DESCRIPTION IN FINAL MEMORANDUM. The Notes, the Indenture, the
Registration Rights Agreement and each Collateral Document will, when executed, and this Agreement does, conform in all material respects to the descriptions thereof in the Final Memorandum. The statements in the Final Memorandum under the headings "Description of Capital Stock", "Description of Certain Indebtedness", "Description of the Notes" and "Exchange Offer; Registration Rights" are true and correct in all material respects and, to the extent such statements describe law, statutes, legal proceedings or provisions of agreements, such statements accurately describe such law, statutes, legal proceedings and the material provisions of such agreements.

          (dd) REGISTRATION RIGHTS OF OTHER HOLDERS. No holder of securities of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby. Other than as set forth in the Final Memorandum, no holder of securities of the Company has any other rights to have any securities registered by the Company under the Act.

          (ee) SOLVENCY. Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; the Company is not, nor will the Company be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (ff) NO SOLICITATION. Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement). Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof and compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA. The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (gg) NO LISTED SECURITIES. No securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter dealer quotation system.

          (hh) NO STABILIZATION. The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes or any other security of the Company.

          (ii) NO DIRECTED SELLING EFFORTS. Neither the Company, or its Affiliates or any person acting on its behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulations")) with respect to the Notes; the Company and its Affiliates and any person acting on its behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with the offering restrictions requirement of Regulation S.

          (jj) PORTAL ELIGIBILITY. The Company has been advised by the NASD's Portal Market that the Notes have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

          (kk) RATINGS. The Notes have been issued a rating of "B2" by Moody's Investors Service, Inc. and "B+" by Standard and Poor's Ratings Group.

          (ll) PLAN OF REORGANIZATION. The Company's plan of reorganization (the "Plan of Reorganization") was confirmed by order (the "Confirmation Order") of the United States Bankruptcy Court for the Middle District of Florida, Tampa Division on August 8, 2002, after adequate notice and a hearing, both in compliance with the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Code"), and applicable national and local bankruptcy rules. Each of the Plan of Reorganization and the Confirmation Order remains in full force and effect, without amendment, and the Plan of Reorganization has been consummated (within the meaning of 11 U.S.C. Section 1101(2)) in accordance with its terms.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby to each Initial Purchaser.

     3. PURCHASE, SALE AND DELIVERY OF THE NOTES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 from the Company at 97.25% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York at 9:00 A.M., New York time, on February 7, 2003, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing D."

     4. OFFERING BY THE INITIAL PURCHASERS. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

     5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Initial Purchasers that:

          (a) AMENDMENTS; SUPPLEMENTS. The Company shall not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company shall promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers,

          (b) QUALIFICATION UNDER STATE SECURITIES LAWS. The Company shall cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; PROVIDED, HOWEVER, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of $1,000 in any such jurisdiction where it is not then so subject.

          (c) SUBSEQUENT EVENTS. If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company shall promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) COPIES OF PRELIMINARY MEMORANDUM; FINAL MEMORANDUM. The Company shall, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) APPLICATION OF PROCEEDS; SECURITY INTERESTS. The Company shall apply the net proceeds from the sale of the Notes as set forth under the heading "Use of Proceeds" in the Final Memorandum. The Company shall cause the Notes to be secured by perfected first priority liens (except as provided in the Indenture and the Collateral Documents) on certain of the properties and assets of the Company to the extent and in the manner provided for in the Indenture and the Collateral Documents and as described in the Final Memorandum.

          (f) INFORMATION. Until the second anniversary of the Closing Date, the Company shall furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (g) INTERIM FINANCIAL STATEMENTS. Prior to the Closing Date, the Company shall furnish to the Initial Purchasers, promptly after they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) INTEGRATION. None of the Company or any of its Affiliates, or any person acting on their behalf, shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could reasonably be expected to be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

          (i) NO GENERAL SOLICITATION OR ADVERTISING. None of the Company or any of its Affiliates, or any person acting on their behalf shall engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) RULE 144A(d)(4). For so long as any of the Notes remain outstanding the Company shall make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (k) DTC. The Company shall cooperate with the Representatives and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (l) REGULATION S. In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S) the Company shall not register any transfer of such Notes not made in accordance with the provisions of Regulation S and shall not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities

     6. EXPENSES. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 hereof, including, without limitation, (i) all costs and expenses incident to the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all costs and expenses incident to arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) all fees and disbursements of the counsel (including local counsel), the accountants and any other experts or advisors retained by the Company, (iv) all costs and expenses incident to preparation (including printing) issuance and delivery to the Initial Purchasers of the Notes, (v) all costs and expenses incident to the qualification of the Notes under state securities and "Blue Sky" laws, including, without limitation, filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) all expenses in connection with the "roadshow" and any other meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including, without limitation, fees and expenses of the Trustee's counsel, (viii) the cost of advertising, if any, approved by the Initial Purchasers in connection with the Notes, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Notes on The Portal Market, (x) any fees charged by investment rating agencies for the rating of the Notes, (xi) all costs associates with the perfection of the security interests to be obtained under the Indenture and the Collateral Documents, and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder; PROVIDED, HOWEVER, that except as expressly provided in this Section 6, the Initial Purchasers shall pay their own costs and expenses resulting from this offering, including the costs and expenses of their counsel. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

     7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) OPINION OF SCHULTE ROTH & ZABEL LLP. The Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Schulte Roth & Zabel LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, substantially to the effect that:

               (i) The Company is validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum. Relying solely on good standing certificates issued by the applicable secretaries of state, the

     Company is duly qualified to do business as a foreign corporation in all jurisdictions set forth on a schedule annexed to such opinion as of the dates set forth on such schedule.

               (ii) The Company has authorized, and based solely on such counsel's review of the stock ledger of the Company, issued and outstanding shares of capital stock set forth in the first paragraph under the heading "Description of Capital Stock" in the Final Memorandum; all of the outstanding shares of capital stock of the Company reflected in the stock ledgers have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, were not issued in violation of any contractual preemptive or similar rights.

               (iii) Except as set forth in the Final Memorandum, to the knowledge of such counsel, (A) no options, warrants or other rights to purchase from the Company shares of capital stock or ownership interests in the Company are outstanding, (B) no agreements or other obligations to issue, or other rights to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding and (C) no holder of securities of the Company is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

               (iv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes. The Indenture complies as to form in all material respects with the requirements of the TIA. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

               (v) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized, executed and delivered by the Company, and when paid for by the Initial Purchasers in accordance with the terms of this Agreement will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

               (vi) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and when duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms.

               (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

               (viii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Collateral Documents. Each Collateral Document has been duly and validly authorized, executed and delivered by the Company, and, except for any Mortgage (as to which such counsel expresses no opinion), constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

               (ix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Purchase Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by the Company. The Purchase Agreement has been duly executed and delivered by the Company.

               (x) The statements under the captions "Description of Certain Indebtedness," "Description of the Notes," and "Exchange Offer; Registration Rights" in the Final Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referenced to therein, fairly present in all material respects such legal matters, documents and proceedings.

               (xi) To the knowledge of such counsel, except as described in the Final Memorandum, no legal or governmental proceedings are pending or, threatened to which the Company is a Party or to which the property or assets of the Company are subject (i) that, if determined adversely to the Company, would result, individually or in the aggregate, in a Material Adverse Effect, or (ii) that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold under this Agreement or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

               (xii) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company (other than pursuant to the Collateral Documents) pursuant to, any of (i) the terms or provisions of any Contract listed on Schedule 5 annexed hereto, except for any such conflict, breach, default, violation, or imposition that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Company or (iii) assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 of this Agreement, any statute, judgment, decree, order, rule or regulation known to and believed by us to be normally applicable to transactions of the type contemplated by the foregoing documents, except for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xiii) No consent, approval authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial

     Purchasers or the consummation by the Company of the other transactions contemplated by this Agreement, except such as may be required under Blue Sky or state securities laws, as to which we such counsel expresses no opinion, and those which have previously been obtained.

               (xiv) No consent, approval, authorization or order of any United States federal, New York or Delaware governmental agency, pursuant to any presently existing law or regulation of the United States of America or the State of New York or the Delaware General Corporation Law is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Security Agreement, except for the filing of the UCC financing statement naming the Company as debtor and the Trustee as secured party, in a form attached to such opinion (the "Financing Statement") and routine filings required to be made by the Company after the date hereof to comply with its covenants under the Security Agreement.

               (xv) The Company is not, and immediately after the sale of the Notes and the application of the proceeds from such sale (as described in the Final Memorandum under the heading "Use of Proceeds") will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xvi) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i)
     (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 of this Agreement and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in
     Section 8 of this Agreement.

               (xvii) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

               (xviii) The Security Agreement creates in favor of the Trustee a security interest in the right, title and interest of the Company in and to that portion (the "Article 9 Collateral") of the Collateral (as defined in the Security Agreement) in which a security interest may be created under
     Article 9 of the Uniform Commercial Code as currently in effect in the State of New York (the "New York UCC"), as collateral security for the payment of the obligations under the Indenture.

               (xix) The security interests referred to paragraph 18 above in that portion of such Article 9 Collateral (other than fixtures) in which a security interest is perfected by filing a financing statement under the Uniform Commercial Code as currently in effect in the State of Delaware (the "Delaware UCC") will be perfected by the filing of the Financing Statement in the Office of the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware UCC.

          The opinion of Schulte Roth & Zabel LLP may be subject to customary exceptions, assumptions and qualifications reasonably acceptable to the Initial Purchasers. At the time the foregoing opinion is delivered, Schulte Roth & Zabel LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(x)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial and accounting data derived from the Company's books and records included in the Final Memorandum).

          The opinion of Schulte Roth & Zabel LLP described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (b) The Initial Purchasers shall have received the opinions of the following counsel, each in form and substance satisfactory to the Initial Purchasers and substantially in the form of Exhibit B annexed hereto, dated as of the Closing Date and addressed to the Initial Purchasers, with respect to the Collateral Documents and related legal matters as the Initial Purchasers may require:

               (i)     Butler, Butler & Rosenberger (New Jersey)

               (ii)    Reed Smith LLP (Pennsylvania)

               (iii)   Canton Fields, P.A. (Florida)

               (iv)    Boylan, Brown, Code, Vigdor & Wilson, LLP (New York)

               (v)     Greenberg Traurig LLP (Georgia)

               (vi)    Fellers, Snider, Blankenship, Bailey & Tippens (Oklahoma)

               (vii)   Ice Miller (Indiana)

               (viii)  Krass Monroe, PA. (Minnesota)

          (c) OPINION OF CAHILL GORDON & REINDEL. The Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain deal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (d) COMFORT LETTERS. The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate has or would be reasonably likely to have a Material Adverse Effect.

          (f) NO INJUNCTION. The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (g) SUBSEQUENT EVENTS. Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the Company shall not have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate has or would be reasonably likely to have a Material Adverse Effect.

          (h) OFFICERS' CERTIFICATE. The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its President or any Senior Vice President and the Chief Financial Officer, to the effect that:

               (i) The representations and warranties of the Company contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) Since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

               (iii) The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

          (i) OPERATIVE DOCUMENTS. The Initial Purchasers shall have received each of the Notes, the Indenture and the Registration Rights Agreement executed by the Company and each other party thereto (other than the Initial Purchasers, if applicable), and each such agreement shall be in full force and effect.

          (j) COLLATERAL DOCUMENTS; PERFECTION CERTIFICATE. The Initial Purchasers shall have received each of the Collateral Documents other than the Mortgages executed by the Company and each other party thereto, and each such document shall be in full force and effect. The Initial Purchasers shall have received a perfection certificate, substantially in the form of Exhibit C hereto, duly completed and executed by the Company.

          (k) MORTGAGE AND RELATED DOCUMENTS. In accordance with the terms of the Indenture, the Initial Purchasers and the Trustee shall have received each of the following documents, which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and each of their respective counsel with respect to the Mortgaged Property and the Pledged Collateral, as appropriate:

               (i) a Mortgage encumbering the Company's fee interest or leasehold interest, as the case may be, in each Mortgaged Property, duly executed and acknowledged by the Company, in form for recording in the appropriate recording office of the political subdivision, where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required under applicable law in connection with the recording or filing thereof and any other instruments (including INTER ALIA, UCC-1 financing statements) required under applicable law to grant the liens and security interests purported to be granted by each such Mortgage, which Mortgages, financing statements and other instruments shall be effective to create a Lien on such Mortgaged Property in favor of the Trustee, subject to no Liens other than Permitted Liens (as defined in the Indenture);

               (ii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably necessary in order for the owner or holder of the fee interest or leasehold interest to grant the Lien contemplated by the Mortgage with respect to each Mortgaged Property;

               (iii) with respect to each Mortgage, a policy of title insurance (or commitment to issue such a policy) insuring (or committing to insure) the lien of such

     Mortgage as a valid mortgage lien on the real property and improvements affixed thereto which by applicable law constitute real property described therein, with the priority contemplated in the Final Memorandum, in respect of the Notes in an amount not less than the amount set forth on Schedule 6 and which policy (or commitment) shall (A) be issued by Chicago Title Insurance Company, (B) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel or governmental authorities, which counsel shall be acceptable to the Initial Purchasers, as shall be reasonably requested by the Initial Purchasers (including, without limitation, endorsements or opinion letters on matters relating to usury, first loss, last dollar, zoning, public road access, contiguity (where appropriate), survey, doing business, and so-called comprehensive coverage over covenants and restrictions) and (C) contain only such exceptions to title as are customarily acceptable or otherwise shall be reasonably agreed to by the Initial Purchasers prior to the Closing Date with respect to each such Mortgaged Property;

               (iv) with respect to each Mortgaged Property, a survey in such form as shall be required by the title insurance company to issue the so-called comprehensive endorsement required under subparagraph (iii) hereof and to remove the standard survey exception from such policy (or commitment) certified to the Trustee and dated (or redated) not earlier than twelve months prior to the date of delivery thereof, or if earlier, accompanied by an officers' certificate stating that there have been no material changes to the applicable Mortgaged Property since the date of the survey, unless there shall have occurred any material exterior change in the property affected thereby during such period, in which event such survey shall be dated or redated to a date after the completion of such change, which survey shall be in such form as shall be required by the title insurance company to issue the so-called comprehensive endorsement required under subparagraph (iii) hereof and to remove the standard survey exception from such policy (or commitment);

               (v) policies or certificates of insurance as required by each Collateral Document, which policies or certificates shall bear endorsements of the character required by such Collateral Document;

               (vi) UCC, judgment and tax lien searches confirming that the personal property comprising a part of each Mortgaged Property or the Pledged Collateral is subject to no Liens other than Permitted Liens;

               (vii) such affidavits, certificates and instruments of indemnification in favor of the title insurance company as shall be reasonably and customarily required to induce the title insurance company to issue the policy or policies (or commitment) contemplated in subparagraph (iii) above;

               (viii) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the title insurance company in respect of such amounts) due in respect of the execution, delivery or recording of the Mortgages, together with a check or wire transfer for the title insurance company in payment of its premium, search and examination charges, applicable survey costs and any other amounts then due in connection with the issuance of its policies (or commitments);

               (ix) copies of all Leases and Subleases (as defined in the Mortgages), all of which Leases and Subleases shall be satisfactory to the Initial Purchasers; and

               (x) a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its President or any Senior Vice President and the Chief Financial Officer, to the effect that: the Company has performed all covenants and agreements described in this Section 7(k) and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder.

          (l) DTC. The Notes shall be eligible for clearance and settlement through the Depository Trust Company.

          (m) PORTAL ELIGIBILITY. The Notes shall be designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

          (n) RATINGS. The Notes shall have been issued a rating of "B2" by Moody's Investors Service, Inc. and "B+" by Standard and Poor's Ratings Group.

          (o) CERTIFICATE OF DESIGNATIONS AMENDMENT. The Initial Purchasers shall have received a copy of the Certificate of Amendment of the Certificate of Designations amending the Certificate of Designations of the Company's Series C Participating Preferred Stock, satisfactory to the Initial Purchasers and certified by the Secretary of State of the State of Delaware, and such amendment shall be in full force and effect.

          (p) ESCROW AGREEMENT. The Initial Purchasers shall have received a copy of the Escrow Agreement, dated as of February 7,2003, between the Company and the Trustee, and evidence of the irrevocable deposit of sufficient funds and the delivery of instructions to the Trustee regarding payment for all of the Company's outstanding 11 1/4% First Mortgage Notes due 2005 plus accrued and unpaid interest.

          (q) OTHER DOCUMENTS. The Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall reasonably request from the Company.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

     8. OFFERING OF NOTES; RESTRICTIONS ON TRANSFER. (a) Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); PROVIDED, HOWEVER, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, US. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

          Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

     9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement made by the Company in Section 2 hereof;

               (ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

               (iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld. In addition, the Company shall not be liable to any Initial Purchaser or any person controlling such Initial Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Notes from such Initial Purchaser but was not sent or given a copy of the Final Memorandum (as amended or supplemented) in any case where such delivery of the Final Memorandum (as amended or supplemented) was required by the Act, unless such failure to deliver the Final Memorandum (as amended or supplemented) was a result of noncompliance by the Company with Section 5 hereof.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section) will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED., HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (in addition to one local counsel in any jurisdiction) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph

(b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer of the Company and each person, if any, who controls the

Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     10. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. DEFAULT BY AN INITIAL PURCHASER. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in SCHEDULE 1 hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the total aggregate amount of Notes set forth in
SCHEDULE 1 hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company except as provided in Section 10 hereof. In the event of a default by any Initial Purchaser as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five business days, as the nondefaulting Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     12. TERMINATION. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto (other than any failure or inability resulting solely from the failure or any inability of the Initial Purchasers to perform their obligations hereunder) or, if at or prior to the Closing Date:

               (i) the Company shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including, without limitation, a change in control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

               (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

               (iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which in the case of (A), (B) or (C) above and in the sole judgment of' the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of' the Notes as contemplated by the Final Memorandum; or

               (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

     13. INFORMATION SUPPLIED BY THE INITIAL PURCHASERS. The statements set forth in the last two paragraphs under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

     14. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention:
Corporate Finance Department; (ii) Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: High Yield Capital Markets; (iii) Credit Suisse First Boston LLC, 11 Madison Avenue, New York New York 10010; with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005,
Attention: James L. Clark, Esq.; if sent to the Company, shall be mailed or delivered to the Company at 4343 Anchor Plaza Parkway, Tampa, Florida 33734-7513, Attention: General Counsel; with a copy to Schulte Roth & Zabel LLP, 919 3rd Avenue, New York, NY 10022, Attention: Michael R. Littenberg, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

     15. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

     16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

     17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

     19. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this Agreement, (i) the Company acknowledges that it is qualified to do business in the State of New York and (ii) the Company submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon its authorized agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such qualifications in full force and effect so long as any of the Notes shall be outstanding.

                            [Signature page follows.]

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

                                       Very truly yours,

                                       ANCHOR GLASS CONTAINER CORPORATION


                                       By: /s/ DARRIN J. CAMPBELL
                                           Name:  Darrin J. Campbell
                                           Title: EVP & CFO

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


DEUTSCHE BANK SECURITIES INC.


By: ARTHUR B. SCHOEN, JR.
    Name:  Arthur B. Schoen, Jr.
    Title: Managing Director


By: MARK FEDORCIK
    Name:  Mark Fedorcik
    Title: Director

BANC OF AMERICA SECURITIES LLC


By: DOUGLAS W. MCCURDY
    Name:  Douglas W. McCurdy
    Title: Vice President

CREDIT SUISSE FIRST BOSTON LLC


By: MITCHELL GOLDSTEIN
    Name:  Mitchell Goldstein
    Title: Director